UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 30, 2010
AMERICAN CAMPUS COMMUNITIES, INC.
(Exact name of Registrant as specified in its Charter)

Maryland (State or other jurisdiction of incorporation or organization)	001-32265 (Commission file number)	760753089 (I.R.S. Employer Identification Number)
805 Las Cimas Parkway Suite 400
Austin, TX 78746
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (512) 732-1000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On July 30, 2010, American Campus Communities, Inc., as Parent Guarantor (the “Company”), entered into a First Amendment to Second Amended and Restated Credit Agreement (the “Amendment”) with American Campus Communities Operating Partnership LP, the Company’s operating partnership, as Borrower; the other subsidiaries of the Company listed on the signature pages thereto, as Subsidiary Guarantors; KeyBank National Association; the other lenders that are signatories thereto; and KeyBank National Association, as Administrative Agent, to among other things, modify a financial covenant. The description herein of the Amendment is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Amendment filed as Exhibit 99.1 hereto.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant
     The information contained in Item 1.01 is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
     The Exhibit to this Report is listed on the Exhibit Index attached hereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2010	AMERICAN CAMPUS COMMUNITIES, INC.
	By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit
Number	Title
99.1	Form of First Amendment to Second Amended and Restated Credit Agreement dated as of July 30, 2010 among American Campus Communities Operating Partnership LP, as Borrower; American Campus Communities, Inc., as Parent Guarantor; the Subsidiary Guarantors listed on the signature pages thereto; KeyBank National Association; the other lenders that are signatories thereto; and KeyBank National Association, as Administrative Agent